Exhibit 32
CERTIFICATION OF PERIODIC REPORT
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, Kessel D. Stelling, the Chief Executive Officer of Synovus Financial Corp. (the “Company”), and Kevin S. Blair, the Chief Financial Officer of the Company, hereby certify that, to the best of their knowledge:

(1)
The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 (the “Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 7, 2017	BY:	/s/ Kessel D. Stelling
Kessel D. Stelling
Chairman of the Board, President and Chief Executive Officer

Date:	November 7, 2017	BY:	/s/ Kevin S. Blair
Kevin S. Blair
Chief Financial Officer
This certification “accompanies” the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q, irrespective of any general incorporation contained in such filing.)